EXHIBIT (H)

THE MEXICO FUND, INC.

4,100,000 Shares of Common Stock

(par value $1.00 per share)

EQUITY DISTRIBUTION AGREEMENT

June 12, 2013

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Each of The Mexico Fund, Inc., a Maryland corporation (the “Company”), and the Company’s investment adviser, Impulsora Del Fondo Mexico, S.C., a Mexican civil society having its principal office in Mexico City, Mexico (the “Investment Adviser”), confirms its agreement (this “Agreement”) with UBS Securities LLC (the “Manager”), as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, up to 4,100,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), on the terms set forth in Section 4 hereof. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 hereof.

SECTION 2. Representations and Warranties of the Company and the Investment Adviser. The Company and the Investment Adviser jointly, but not severally, represent, warrant to and agree with the Manager that:

(a) A registration statement on Form N-2 (File Nos. 333-187869 and 811-02409) (the “Registration Statement”) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “1940 Act”), (ii) been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and the 1940 Act, and (iii) heretofore became, and is, effective; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business; no stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means, collectively, the various parts of the Registration Statement, as amended at the time of effectiveness (the “Effective Time”) for purposes of Section 11 of the Securities Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 497(c) and/or Rule 497(h) under the Securities Act, to the extent such information is deemed to be part of the registration statement at the Effective Time, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, including the related statement of additional information, together with any amendments or supplements thereto as of the date of the Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, including the related statement of additional information, relating to the Shares, filed by the Company with the Commission pursuant to Rule 497(c) and/or Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Final Term Sheet” as used herein, means the documents listed on Schedule A attached to each Terms Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Final Term Sheet shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (collectively, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

(b) The Company is duly registered under the 1940 Act as a non-diversified, closed-end management investment company. A notification of registration of the Company as an investment company under the 1940 Act on Form N-8A (the “1940 Act Notification”) has been prepared by the Company in conformity with the 1940 Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

(c) No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and the rules and regulations thereunder (the “Investment Advisers Act”).

(d) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the 1940 Act; the conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the 1940 Act Notification complied as of its date, complies as of the date hereof and at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the 1940 Act; the 1940 Act Notification did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the 1940 Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with the Final Term Sheet, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the 1940 Act (in the case of the Prospectus, including, without limitation,

Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus Supplement or the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the 1940 Act Notification, the Basic Prospectus, the Prospectus or the Final Term Sheet, if any, in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, the 1940 Act Notification, the Basic Prospectus, the Prospectus or the Final Term Sheet, if any; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”) and the 1940 Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Each Final Term Sheet, if any, as of the date of such Final Term Sheet, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will not include any information that conflicts with the information contained in the Registration Statement, the Basic Prospectus and the Prospectus; and each Final Term Sheet, if any, when considered together with the information contained in the Prospectus, as of the date of such Final Term Sheet, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(g) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement, the Basic Prospectus and the Prospectus entitled “Capital Stock, Long-Term Debt, and Other Securities”, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capital Stock, Long-Term Debt, and Other Securities” (and any similar sections or information, if any, contained in the Final Term Sheet, if any); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Final Term Sheet, if any, to execute and deliver this Agreement and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement and to issue, sell and deliver the Shares as contemplated herein.

(i) The Company is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, management, financial condition, results of operations or prospects of the Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(j) The Company has no subsidiaries (as defined under the Securities Act) and the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity other than those corporations or other entities described in the Registration Statement, the Basic Prospectus and the Prospectus under the caption “Portfolio Composition” (each a “Portfolio Company” and collectively, the “Portfolio Companies,” and the shares of stock or any other equity interests or long-term debt securities of such Portfolio Companies, the “Portfolio Assets”); complete and correct copies of the charters, bylaws and other organizational documents of the Company and all amendments thereto have been delivered to the Manager, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase;

(k) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor at a price per Share not less than the greater of the par value per share of the Common Stock, or, less the Manager’s commission, the net asset value per share of the Common Stock, as contemplated by the Registration Statement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter, bylaws or other organizational documents, or any agreement or other instrument to which the Company is a party.

(l) The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or the Final Term Sheet, if any; and the certificates for the Shares are in due and proper form.

(m) The Company has full corporate power and authority to enter into this Agreement, and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement. This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company. This Agreement constitutes and, in the case of any Terms Agreement, will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any manager, agent or other representative in respect of the Shares and the equity shelf program established by this Agreement.

(n) The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws or other organizational documents, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE or the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (E) any decree, judgment or order applicable to it or any of its properties.

(o) The execution, delivery and performance of this Agreement and any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company) pursuant to (A) the charter, bylaws or other organizational documents of the Company, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE or FINRA), or (E) any decree, judgment or order applicable to the Company or any of its properties.

(p) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act and the 1940 Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager, or (iii) under the Conduct Rules of FINRA.

(q) Except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of

Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock, or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act and the 1940 Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r) The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(s) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE or FINRA), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is included in the Registration Statement, the Basic Prospectus and the Prospectus or the Final Term Sheet, if any, are independent registered public accountants as required by the Securities Act, the 1940 Act and by the rules of the Public Company Accounting Oversight Board.

(u) The financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act, the 1940 Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus or the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, results of operations or prospects of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(w) The Company has good and marketable title to all property (real and personal) described in the Registration Statement, the Basic Prospectus or the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Basic Prospectus, or the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases.

(x) The Company owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus or the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the Intellectual Property. The Company has not and is not infringing the intellectual property of a third party, and the Company has not received notice of a claim by a third party to the contrary.

(y) The Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company, and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

(z) All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(aa) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(bb) The Company has not sustained since the date of the last audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(cc) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Basic Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(dd) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto); since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any

related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(gg) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(hh) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ii) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment or receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus.

(jj) The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”), the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(kk) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities.

(ll) The Company acknowledges that, in accordance with the requirements of the Patriot Act, the Manager is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Manager to properly identify its respective clients.

(mm) The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock of the Company.

(nn) The Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(oo) Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(pp) The Company is duly registered as a closed-end, non-diversified management investment company under the 1940 Act.

(qq) Neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr) This Agreement complies in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act.

(ss) Except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Manager.

In addition, any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares contemplated hereby shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.

SECTION 3. Representations and Warranties of the Investment Adviser. The Investment Adviser represents, warrants to and agrees with the Manager that:

(a) The Investment Adviser has been duly organized and is validly existing under the laws of its jurisdiction of formation, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Basic Prospectus or the Prospectus requires such qualification (except where the failure to so qualify or to be validly existing would not reasonably be expected to have a Material Adverse Effect), and has the power and authority to own or hold its properties and to conduct its business as described in the Basic Prospectus or the Prospectus.

(b) The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act and there does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which could affect adversely the registration or good standing of the Investment Adviser with the Commission. The Investment Adviser is not prohibited by the Investment Advisers Act or the 1940 Act from acting under the Second Amended and Restated Investment Advisory, dated as of December 6, 2011 (the “Advisory Agreement”) as contemplated by the Basic Prospectus or the Prospectus.

(c) Each of this Agreement and the Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser, and constitute valid and legally binding agreements of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Investment Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) None of the execution, delivery and performance of this Agreement, the performance of the Advisory Agreement or the consummation of the transactions contemplated hereby and thereby will conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investment Adviser) or pursuant to (i) the organizational documents of the Investment Adviser, (ii) any federal, state, local or foreign law, regulation or rule, (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (iv) any decree, judgment or order applicable to the Investment Adviser or any of its properties; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the distribution of the Shares by the Manager, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Investment Adviser, the performance of the Advisory Agreement by the Investment Adviser or the consummation of the transactions contemplated hereby and thereby by the Investment Adviser.

(e) The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Basic Prospectus and the Prospectus and under this Agreement and the Advisory Agreement.

(f) The Investment Adviser maintains insurance covering its properties, operations, personnel and businesses as the Investment Adviser reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Investment Adviser and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Investment Adviser has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(g) The description of the Investment Adviser and its business in the Basic Prospectus and the Prospectus conforms as of the date hereof as of the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects with the provisions of the Securities Act and the 1940 Act, and such description did not as of the date hereof and will not as of the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares contain an untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) There are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property or assets of the Investment Adviser is the subject which is reasonably likely to be determined adversely to the Investment Adviser and, if determined adversely to the Investment Adviser, would be reasonably likely to have a Material Adverse Effect; and to the best of the Investment Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(i) Since the respective dates as of which information is given in the Basic Prospectus and the Prospectus, and except as may otherwise be disclosed in the Basic Prospectus, the Prospectus or the Final Term Sheet, if any, there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than in the ordinary course of its business.

(j) This Agreement and the Advisory Agreement comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act.

(k) The Investment Adviser is not, and after giving effect to the offering and sale of the Shares, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the 1940 Act;

(l) The Investment Adviser has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) The Investment Adviser is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (ii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (vi) any decree, judgment or order applicable to it or any of its properties.

(n) Neither the Investment Adviser, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Investment Adviser, has (i) used any funds of the Company or the Investment Adviser for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any funds of the Company or the Investment Adviser, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(o) The operations of the Investment Adviser is, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or the Investment Adviser with respect to the Money Laundering Laws is pending or, to the Investment Adviser’s knowledge, threatened.

(p) Neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any director, officer, agent, employee or affiliate of the Investment Adviser is, currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.

(q) Neither the Investment Adviser nor any employee or agent of the Investment Adviser has made any payment of funds of the Company or the Investment Adviser or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus which is not so disclosed.

In addition, any certificate signed by any officer of the Investment Adviser and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares contemplated hereby shall be deemed to be a representation and warranty by the Investment Adviser, as to matters covered thereby, to the Manager.

SECTION 4. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of the Shares to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Shares designated. The gross sales of the Shares sold under this Section 4(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 4(a) on the NYSE at the time of such sale.

(ii) Notwithstanding the foregoing, the Company may instruct the Manager by telephone (confirmed promptly by telecopy) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Manager in writing. In addition, the

Company or the Manager may at any time, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined herein), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof that the Company would be required to provide to the Manager in connection with a sale of the Shares pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request.

(iv) The compensation to the Manager for sales of the Shares, as an agent of the Company, shall be up to 1.00% of the gross sales price of the Shares sold pursuant to this Section 4(a), and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 4(a) setting forth the amount of the Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 4(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the

Manager’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight Federal Funds rate.

(vii) At each Settlement Date and Filing Date (as defined herein), the Company and the Investment Adviser shall be deemed to have affirmed each representation and warranty made by each of them and contained in this Agreement, as applicable. The Company covenants and agrees with the Manager that (A) with respect to each of the Company’s first three fiscal quarters, on or prior to the date on which the Company shall be obligated to file a quarterly report on Form N-Q in respect of such quarter and (B) with respect to the Company’s fourth fiscal quarter for year 2013 and for each year thereafter, on or prior to the thirty-fifth day after the end of such quarter in which sales of the Shares were made by the Manager pursuant to this Section 4(a) (each such date, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 497(c) and/or 497(h) under the Securities Act, which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through the Manager as agent pursuant to this Section 4(a) in At the Market Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Section 4(a), and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and the Investment Adviser herein, to the performance by the Company and the Investment Adviser of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 4(a) hereof (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the number of the Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 hereof or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(d) Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Investment Adviser herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by the Manager.

SECTION 5. Covenants of the Company. The Company and the Investment Adviser jointly, but not severally, agree with the Manager:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Basic Prospectus or the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; and to cause each amendment or supplement to the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to Rule 497(c) and/or 497(h) under the Securities Act.

(b) To promptly advise the Manager, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock) to which the Manager shall reasonably object in writing.

(c) To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Securities Act, in case the Manager is required to deliver, in connection with any sale of Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d) Subject to Section 5(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the 1940 Act for so long as a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares; and to provide the Manager, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to the 1940 Act and Sections 13, 14 or 15(d) of the Exchange Act during such period within three business days prior to any proposed filing, and to file no such report, statement or document to which the Manager shall have reasonably objected in writing within three business days of the Manager’s receipt of such filing; and to promptly notify the Manager of such filing when it occurs.

(e) To promptly notify the Manager of the happening of any event within the period during which a prospectus is required to be delivered in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(b) hereof, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change.

(f) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period.

(h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Manager, (iii) the producing, word processing and/or printing of this Agreement, any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the

Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on the NYSE and any registration thereof under the 1940 Act and the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Manager relating to FINRA matters, and (vii) the reasonable fees and disbursements of the Company’s counsel and accountants. The Manager will pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel.

(i) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(j) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or warrants or other rights to purchase shares of Common Stock or any other securities of the Company that are substantially similar to shares of Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Manager pursuant to this Agreement or to the Manager pursuant to any Terms Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, and (iii) options granted pursuant to employee benefit plans and shares of the Common Stock issuable upon the exercise of such outstanding options during the period from the date of this Agreement through the final Filing Date for the sale of the Shares pursuant to Section 4(a) hereof, without (A) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Manager suspending activity under the equity shelf program established by this Agreement for such period of time as requested by the Company.

(k) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(l) The Company will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) To use its commercially reasonable efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.

(n) At any time during the term of this Agreement, as supplemented from time to time, to advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(o) Upon commencement of the offering of the Shares under this Agreement, on each Filing Date and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a Prospectus Supplement filed pursuant to Rules 497(c) or 497(h) under the Securities Act pursuant to Section 4(a) hereof or relating solely to the offering of securities other than the Shares), or (ii) the Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished to the Manager forthwith certificates dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificates referred to in Section 6(e) hereof which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as certificates referred to in Section 6(f) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates.

(p) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rules 497(c) or 497(h) under the Securities Act pursuant to Section 4(a) hereof or relating solely to the offering of securities other than the Shares), or (ii) the Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Dechert LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rules 497(c) or 497(h) under the Securities Act pursuant to Section 4(a) hereof or relating solely to the offering of securities other than the Shares), or (ii) the Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Creel, García-Cuéllar, Aiza y Enriquez, S.C., counsel to the Investment Adviser (“Adviser’s Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(r) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rules 497(c) or 497(h) under the Securities Act pursuant to Section 4(a) hereof or relating solely to the offering of securities other than the Shares), or (ii) the Shares are delivered to the Manager pursuant to a Terms Agreement, Morrison & Foerster LLP, counsel to the Manager (“Manager’s Counsel”), shall deliver a written opinion, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager.

(s) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include new, additional or amended financial information or (ii) at the Manager’s oral or written request and upon reasonable advance oral or written notice to the Company, the Shares are delivered to the Manager pursuant to a Terms Agreement, to cause the Company’s independent registered public accountant, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t) That it consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(u) For three years from the date of this Agreement or of any Terms Agreement, to furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants.

(v) If to the knowledge of the Company, any condition set forth in Sections 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(w) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of shares of the Common Stock to facilitate the sale or resale of any of the Shares; and not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(x) To disclose in its annual report on Form N-CSR and in its quarterly reports on Form N-Q the number of the Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(y) That each acceptance by the Company of an offer to purchase Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Investment Adviser on the date hereof, on each date that the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rules 497(c) or 497(h) under the Securities Act pursuant to Section 4(a) hereof or relating solely to the offering of securities other than the Shares), on the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company and the Investment Adviser of their respective obligations hereunder, and (iii) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Sections 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company, the Investment Adviser or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) none of the Basic Prospectus or the Prospectus and no amendment or supplement thereto shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, properties, management, financial condition, results of operations or prospects of the Company or the Investment Adviser shall occur or become known and no transaction which is material and unfavorable to the Company or the Investment Adviser (other than as referred to in the Registration Statement and the Prospectus) shall have been entered into by the Company or the Investment Adviser.

(c) The Company shall furnish to the Manager, at every date specified in Section 5(p) hereof, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.

(d) The Company shall furnish to the Manager, at every date specified in Section 5(q) hereof, an opinion of Adviser’s Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit B hereto.

(e) At every date specified in Section 5(s) hereof, the Manager shall have received from the accountants’ letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(f) (i) The Company will deliver to the Manager a certificate (a) dated as of and delivered on every date specified in Section 5(o) hereof (each, a “Certificate Date”), of two of its senior executive officers to the effect that (1) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (2) the Company shall perform all of its obligations under this Agreement as are required to be performed at or before each such Certificate Date and (3) the conditions set forth in paragraphs (a) and (b) of this Section 6 have been met; and (ii) the Investment Adviser will deliver to the Manager a certificate, dated as of each Certificate Date of two of its senior executive officers to the effect that (x) the representations and warranties of the Investment Adviser as set forth in this Agreement are true and correct as of the Certificate Date, (y) the Investment Adviser shall perform all of its obligations under this Agreement as are required to be performed at or before each such Certificate Date, and (z) the conditions set forth in paragraphs (a) and (b) of this Section 6 have been met.

In addition, on each Certificate Date, the certificate shall also state that the Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

(g) The Manager shall have received, at every date specified in Section 5(r) hereof, the favorable opinion of Manager’s Counsel, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(h) All filings with the Commission required by Rule 497(c) and/or 497(h) under the Securities Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 497(c) and/or 497(h) under the Securities Act.

(i) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

SECTION 7. Indemnification and Contribution.

(a) The Company and the Investment Adviser jointly and severally agree to indemnify, defend and hold harmless the Manager, its partners, directors and officers, and any person who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in the 1940 Act Notification or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use in, the 1940 Act Notification or arises out of or is based upon any omission or alleged omission to state a material fact in the 1940 Act Notification in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing) of the Company or the Investment Adviser or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use in, the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company and the Investment Adviser (each, for purposes of this Section 7(a), an “Indemnifying Party”) pursuant to the foregoing paragraph (each, for purposes of this Section 7(a), an “Indemnified Party”), the Manager shall promptly notify the Indemnifying Party in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to the Indemnified Party or otherwise except to the extent such Indemnifying Party was materially prejudiced by such omission. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or the Indemnified Party or parties shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party, and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party who is party to such Proceeding). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time the Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Indemnifying Party of the aforesaid request, (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) the Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which the

Indemnified Party is or may be a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of the Indemnified Party.

(b) The Manager agrees to indemnify, defend and hold harmless the Company and the Investment Adviser, each director and officer of the Company and the Investment Adviser, and any person who controls the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use with reference to the Manager in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use in, the 1940 Act Notification, or arises out of or is based upon any omission or alleged omission to state a material fact in the 1940 Act Notification in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company or the Investment Adviser expressly for use in, the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company, the Investment Adviser or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph (each, for purposes of this Section 7(b), an “Indemnified Party”), the Indemnified Party shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Indemnified Party or otherwise. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party who is party to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time the Indemnified Party shall have requested the Manager to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) the Indemnified Party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 7 or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investment Adviser (treated jointly as one person for this purpose), on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investment Adviser (treated jointly as one person for this purpose), on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investment Adviser (treated jointly as one person for this purpose), on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Investment Adviser (treated jointly as one person for this purpose), on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Investment Adviser, on one hand, or by the Manager on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Investment Adviser and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(c) hereof. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under the Agreement or any amount by which the total price at which the Shares sold by the Manager exceeds the amount of any damage which the Manager has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company and the Investment Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company and the Investment Adviser, their directors or officers or any person who controls the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Investment Adviser and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company and the Investment Adviser, against any of their respective officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus or the Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and the Investment Adviser herein or in certificates delivered pursuant hereto or any Terms Agreement, and the agreements of the Manager contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company or the Investment Adviser (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Manager for the Company, then Sections 5(h) and (v) hereof shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company and the Investment Adviser, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding such termination, and (iii) the provisions of Sections 5(h), 7 and 8 hereof shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(h), 7 and 8 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5(h), 7 and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4(a)(vi) hereof.

(e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Manager, if (A) since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus there shall have occurred any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the business, properties, management, financial condition, results of operations or prospects of the Company, whether or not arising in the ordinary course of business, (B) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act, (C) at any time prior to the Time of Delivery, trading in securities on the NYSE shall have been suspended or limitations or minimum prices shall have been established or trading in the securities of the Company on the NYSE shall have been suspended, (D) a banking moratorium shall have been declared either by the United States or New York State authorities, (E) any action that has been taken by any federal, state or local government agency in respect of its monetary or fiscal affairs which in the Manager’s judgment has a material and adverse affect on the securities markets in the United States, (F) any federal or state statute regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the Manager’s judgment has a Material Adverse Effect or will have a Material Adverse Effect, or (G) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Manager’s judgment, to make it impracticable to market the Shares. If the Manager elects to terminate its obligations pursuant to this Section 9(e), the Company and the Investment Adviser shall be notified promptly in writing.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to 1285 Avenue of the Americas, New York, New York 10019, Attention: Saawan Pathange, Fax No.: (212)821-3291, with a copy for information purposes to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Anna T. Pinedo, Esq., Fax No.: (212) 468-7900, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1900 K Street, NW, Washington, DC 20006, Attention: José Luis Gómez Pimienta, Fax No.: (202) 261-3333, with a copy for information purposes to Dechert LLP, 1900 K Street, NW, Washington, DC 20006, Attention: Sander M. Bieber, Esq., and if to the Investment Adviser, it shall be sufficient in all respects if delivered or sent to the Investment Adviser at the offices of the Investment Adviser at 77 Aristóteles Street,

3rd Floor, Polanco, DF 11560, Mexico, Attention: José Luis Gómez Pimienta, Fax No.: 011-5255-5282-3304. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. This Agreement and any Terms Agreement have been and are made solely for the benefit of the Manager, the Company and the Investment Adviser and to the extent provided in Section 7 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

SECTION 12. No Fiduciary Relationship. The Company and the Investment Adviser hereby acknowledge that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of Shares contemplated hereby. The Company and the Investment Adviser further acknowledge that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, the Investment Adviser, their respective management, stockholders or creditors, or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of Shares contemplated hereby, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, or the Investment Adviser either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Investment Adviser hereby confirm their understanding and agreement to that effect. The Company, the Investment Adviser and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company and the Investment Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Investment Adviser. The Company and the Investment Adviser hereby waive and release, to the fullest extent permitted by law, any claims that each of them may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Investment Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 14. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement among the parties hereto and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16. Law; Construction. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Investment Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Investment Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement and any Terms Agreement is brought by any third party against the Manager or any indemnified party. The Investment Adviser has duly designated the Company located at 1900 K Street, NW, Washington, DC 20006 as its authorized agent to receive service of process. Each of the Manager, the Company and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement and any Terms Agreement. Each of the Company and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Investment Adviser and may be enforced in any other courts to the jurisdiction of which the Company or the Investment Adviser is or may be subject, by suit upon such judgment.

SECTION 19. Successors and Assigns. This Agreement shall be binding upon the Manager, the Company and the Investment Adviser and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Investment Adviser’s and the Manager’s respective businesses and/or assets.

[The remainder of this page is intentionally left blank]

Annex I

If the foregoing correctly sets forth the understanding between the Company, the Investment Adviser and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company, the Investment Adviser and the Manager. Alternatively, the execution of this Agreement by the Company, the Investment Adviser and their acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours, THE MEXICO FUND, INC.

By:	/s/ José Luis Gómez Pimienta
Name: José Luis Gómez Pimienta Title: President

IMPULSORA DEL FONDO MÉXICO S.C.

By:	/s/ José Luis Gómez Pimienta
Name: José Luis Gómez Pimienta Title: Chief Executive Officer

ACCEPTED as of the date first above written UBS SECURITIES LLC

By:	/s/ Todd Reit
Name: Todd Reit Title: Managing Director

By:	/s/ Saawan J. Pathange
Name: Saawan J. Pathange Title: Executive Director

Annex I

THE MEXICO FUND, INC.

4,100,000 Shares of Common Stock

(par value $1.00 per share)

TERMS AGREEMENT

                                 [    ], 2013

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Dear Sirs:

The Mexico Fund, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated June 12, 2013 (the “Equity Distribution Agreement”), by and among the Company, the Investment Adviser (as defined therein) and UBS Securities LLC (the “Manager”), to issue and sell to the Manager the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

*	Include only if the Manager has an over-allotment option.

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]*, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

The Investment Adviser is not a party to this Terms Agreement. In connection with the execution of this Terms Agreement, the Company hereby agrees to cause the Investment Adviser to comply with any and all of its obligations pursuant to the Equity Distribution Agreement. The Company further represents and warrants to and agrees with the Manager that the representations and warranties of the Investment Adviser pursuant to the Equity Distribution Agreement are true and correct as of the date of this Terms Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

[The remainder of this page is intentionally left blank]

*	Include only if the Manager has an over-allotment option.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

THE MEXICO FUND, INC.

By:
Name:
Title:

ACCEPTED as of the date

first above written

UBS SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

Schedule to Annex I

Title of Purchased Securities [and Additional Securities]*:

Common Stock, par value $1.00 per share

Number of Shares of Purchased Securities:

[Number of Shares of Additional Securities:]*

[Price to Public:]

Purchase Price by UBS Securities LLC:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1) The opinion referred to in Section 5(p).

(2) The opinion referred to in Section 5(q)

(2) The opinion referred to in Section 5(r).

(3) The accountants’ letter referred to in Section 5(s).

(4) The officers’ certificate referred to in Section 5(o).

(5) Such other documents as UBS Securities LLC shall reasonably request.

*	Include only if UBS Securities LLC has an over-allotment option.

Schedule A

SCHEDULE A

FINAL TERM SHEET

Exhibit A

OPINION OF DECHERT LLP,

COUNSEL TO THE COMPANY

[     ], 2013

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We have acted as counsel to The Mexico Fund, Inc., a non-diversified, closed-end management investment company organized as a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-187869) as originally filed on April 11, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on May 20, 2013 and June 6, 2013 (the “Registration Statement”), relating to the proposed issuance by the Company of up to 4,100,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”), to be offered and sold from time to time pursuant to the equity distribution agreement dated June 12, 2013 (the “Agreement”), by and among the Company, Impulsora del Fondo México, S. C., and UBS Securities LLC, as sales agent (the “Manager”).

This opinion is delivered to you pursuant to Section 5(p) of the Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Agreement;

(iii)	the Amended and Restated Articles of Incorporation of the Company;

(iv)	the Amended and Restated Bylaws of the Company;

(v) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Maryland as of a recent date; and

(vii) resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus and the Prospectus, to execute and deliver the Agreement and any applicable Terms Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Shares as contemplated by the Agreement.

2.	The Company is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.	The Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

4.	The Shares have been duly authorized, and when issued and delivered to the Manager against payment therefor at a price per Share not less than the greater of the par value per share of the Common Stock, or, less the Manager’s commission, the net asset value per share of the Common Stock, as contemplated by the Registration Statement and pursuant to the terms of the Agreement and any applicable Terms Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares will not be subject to any preemptive rights or rights of first refusal under the General Corporation Law of Maryland, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws.

5.	The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Basic Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form.

6.	The Shares are duly listed, and admitted and authorized for trading, on the NYSE.

7.	The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof, if any, contained in the Registration Statement, the Basic Prospectus and the Prospectus.

8.	The Registration Statement, the Basic Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Basic Prospectus and the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act), the 1940 Act and the Investment Advisers Act; the conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated by the Agreement have been satisfied; and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the 1940 Act and the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which we express no opinion).

9.	The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act, and any required filing of the Prospectus has been made in the manner and within the time period required by Rule 497(c) and/or 497(h) under the Securities Act.

10.	No approval, authorization, consent or order under any federal law, the laws of the State of New York or Maryland or approval, authorization, consent of or filing with any New York or Maryland governmental or regulatory commission, board, body, authority or agency, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares by the Company of the transactions contemplated by the Agreement and any applicable Terms Agreement other than registration of the Shares under the Securities Act and the 1940 Act (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager and we express no opinion with respect to the Conduct Rules of FINRA or the rules of the NYSE).

11.	The execution, delivery and performance of the Agreement and any applicable Terms Agreement by the Company, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Agreement and any applicable Terms Agreement do not and will not result in any breach or violation of or constitute a default under or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to (i) the charter, bylaws or other organizational documents of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known by us to be an Agreement and Instrument to which the Company is a party or by which it or its properties may be bound or affected, (iii) the federal laws or the laws of the State of New York or Maryland, or (iv) any decree, judgment or order applicable to the Company or any of its properties, which decree, judgment or order is known by us which would, individually or in the aggregate, have a Material Adverse Effect.

12.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

13.	To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement and any applicable Terms Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus but are not so described as required.

14.	The statements in the Registration Statement, the Basic Prospectus and the Prospectus under the headings “Taxation” and “Capital Stock”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and fairly summarize the information purported to be shown.

15.	To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document or otherwise, to cause the Company to register under the Securities Act and the 1940 Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company or to include any such shares of Common Stock or other equity interest in the Registration Statement or the offering contemplated thereby.

16.	The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the 1940 Act from acting under the Advisory Agreement as described the Registration Statement, the Basic Prospectus and the Prospectus.

17.	The descriptions of the Investment Adviser in the Registration Statement, the Basic Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act), the 1940 Act and the Investment Advisers Act.

In the course of preparation by the Company of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the Investment Adviser, representatives of the independent public accountants of the Company and representatives of the Manager at which the contents of the Registration Statement, the Basic Prospectus and the Prospectus were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus (except as and to the extent expressly set forth in subparagraphs 7 and 14 above).

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Registration Statement and the Prospectus (it being understood in each case that we express no belief with respect to the financial statements, schedules or other financial information or data, or statistical data derived therefrom, included in or omitted from any of the foregoing) appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the Investment Company Act. Subject to the limitations set forth in the second preceding paragraph, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus or any amendment or supplement thereto, as of its date, the Time of Delivery or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Basic Prospectus or the Prospectus.

The opinion expressed herein is limited to the General Corporation Law of the State of Maryland and based solely upon our review of the published compilation of such statute (and not on any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations), and we have assumed that such publication accurately sets forth the provisions of such statute as in effect on the date hereof. We are not members of the bar of the State of Maryland.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

The opinions expressed herein are solely for your benefit and may not be relied on in any other manner for any purpose by, or circulation to, any other person without our prior written approval in each instance, except that Morrison & Foerster LLP, counsel for UBS Securities LLC, may rely upon our opinions herein.

Very truly yours,

Dechert LLP

Exhibit B

OPINION OF CREEL, GARCÍA-CUÉLLAR, AIZA Y ENRIQUEZ, S.C,

COUNSEL TO THE INVESTMENT ADVISER

[    ], 2013

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We have acted as Mexican counsel to Impulsora del Fondo México, S. C. (the “Investment Adviser”), in connection with the preparation, execution and delivery of the equity distribution agreement dated June 12, 2013 (the “Agreement”), by and among The Mexico Fund, Inc. (the “Company”), the Investment Adviser and UBS Securities LLC, as sales agent (the “Manager”).

This opinion is delivered to you pursuant to Section 5(q) of the Agreement. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

In rendering the opinions expressed below, we have only examined copies of the following:

1.	the Agreement;

2.	the Registration Statement;

3.	the current by-laws of the Investment Adviser; and

4.	the Second Amended and Restated Investment Advisory Agreement dated December 6, 2011 between the Company and the Investment Adviser (the “Advisory Agreement”);

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Investment Adviser.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Investment Adviser).

On the basis of the foregoing and subject to the assumptions and qualifications set forth is this letter, we are of the opinion that:

1.	The Investment Adviser has been duly organized and is validly existing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus and the Prospectus, to execute and deliver the Agreement and to perform its obligations thereunder.

2.	The Investment Adviser is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

3.	The Agreement and the Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser.

4.	The execution, delivery and performance of the Agreement and the Advisory Agreement by the Investment Adviser and the consummation of the transactions contemplated by the Agreement and the Advisory Agreement do not and will not result in any breach or violation of or constitute a default under or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investment Adviser pursuant to (i) the organizational documents of the Investment Adviser, (ii) the laws of the Investment Adviser’s jurisdiction of formation, or (iii) any decree, judgment or order applicable to the Investment Adviser or any of its properties, which decree, judgment or order is known by us which individually or in the aggregate have a Material Adverse Effect.

5.	To our knowledge, (i) the Investment Adviser is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement and the Advisory Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Investment Adviser or any of its directors or officers is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus but are not so described as required.

We are admitted to practice law only in Mexico. To extent that our opinion as Mexican counsel to the Investment Adviser refers to laws or matters governed by laws other than the laws of Mexico, such opinion and statements are made exclusively in reliance on the opinion of Dechert LLP.

This opinion is addressed to you solely for your benefit in connection with the transactions contemplated under the Agreement, and it is not to be transferred to anyone else nor is it to be used or relied upon by anyone else or for any other purpose or quoted or referred to in any public documents or filed with anyone without our express consent.

In addition, you may provide a copy to Morrison & Forester LLP, counsel for UBS Securities LLC, who may rely on this opinion. This opinion speaks only as of the date hereof, and we expressly disclaim any responsibility to advise you or any other person of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion.

Very truly yours,

Creel, García-Cuéllar, Aiza y Enríquez, S.C.